UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2016

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 (857) 256-0079

(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                      Other Events

As previously reported in our Form 10-Q for the fiscal quarter ended September 30, 2015,  we announced that we would initiate a rights offering to existing stockholders to allow these stockholders to acquire shares of our Class A Common Stock, warrants and Common Stock.  The rights offering was to allow these stockholders to acquire these securities on the same terms and conditions as previously purchased by each of  Boulderado Partners, LLC ("Boulderado") and Magnolia Capital Fund, LP ("Magnolia") and as previously described in our Form 8-K filings with the Commission on each of June 24, 2015 and July 28, 2015.  The rights offering commenced in December 2015 and terminated on December 31, 2015.   Under the terms of the rights offering, each of our stockholders, other than Boulderado and Magnolia, had the right to participate based on his, her or its proportionate ownership of Common Stock to elect to subscribe to purchase our Class A Common Stock and Common Stock, each at a price of $10.00 per share.  Each stockholder electing to purchase shares of Class A Common Stock would also receive a warrant to purchase a share of Class A Common Stock for each 10 shares of Class A Common Stock purchased.   None of our stockholders elected to exercise their participation rights under the terms of the rights offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION
(Registrant)

By: /s/ Alex B. Rozek
Alex B. Rozek, President

Date: January 8, 2016
2